UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 26, 2012
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets
Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On December 26, 2012, Rainmaker Systems, Inc. (the "Company") received a notification letter (the “Notice”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Marketplace Rule 5550(a)(2) (the "Minimum Bid Price Requirement"), because the bid price for the Company's common stock has closed below the minimum $1.00 per share requirement for 30 consecutive business days. The Notice has no effect on the listing of the Company's common stock at this time and the Company's common stock will continue to trade on the Nasdaq Capital Market under the symbol "RMKR”. In accordance with Nasdaq Marketplace Rule 5810, the Company has been provided an initial 180 calendar days, or until June 24, 2013, to regain compliance with the Minimum Bid Price Requirement. To do so, the bid price of the Company's common stock must close at or above $1.00 per share for a minimum of ten consecutive trading days prior to that date. If compliance with the Minimum Bid Price Requirement is not achieved by that date, the Company will be eligible for an additional 180-day grace period to achieve compliance, provided that the Company continues to meet all other applicable Nasdaq listing standards. The Company intends to actively monitor the bid price for its common stock. If the Company's common stock does not trade at a level to regain compliance with the Minimum Bid Price Requirement within the allowed grace periods, the Company will consider other options that may be available to resolve the deficiency.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

December 28, 2012	/s/ Timothy Burns
Date	(Signature)
By: Timothy Burns
Title: Chief Financial Officer